UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2015

DINAMO CORP.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-189550 (Commission File Number)	33-1227831 (I.R.S. Employer Identification No.)

700 N. Valley Street, Suite B#14917
Anaheim, CA 92801
(Address of Principal Executive Offices, Zip Code)

323-978-0870
 (Registrant's Telephone Number, Including Area Code)

___________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01. Changes in Registrant's Certifying Accountant.

On January 12, 2015, Dinamo Corp. (the "Registrant") formally informed DKM Certified Public Accountants ("DKM") that it was terminating DKM as the Registrant's independent registered public accounting firm. On January 12, 2015, the Registrant retained MaloneBailey, LLP ("MaloneBailey") as its principal independent accountants. The decision to terminate the services of DKM and retain MaloneBailey as the principal independent accountants was approved by the Registrant's Board of Directors.

The Termination of DKM

DKM was the independent registered public accounting firm for the Registrant from June 6, 2014 until January 12, 2015. None of DKM's reports on the Registrant's financial statements for the year ended April 30, 2014 (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles other than as  provided below, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of DKM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which DKM served as the Registrant's principal independent accountants.

During our two most recent fiscal years and the subsequent interim period preceding the termination of DKM we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of DKM would have caused it to make reference to the subject matter of the disagreement in connection with its report.

However, the report of DKM dated July 15, 2014 on our financial statements for April 30, 2014 and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended in the Annual Report on Form 10-K filed by the Registrant on July 25, 2014 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

The Registrant has provided DKM with a copy of this disclosure and has requested that DKM furnish it with a letter addressed to the U.S. Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree.  A copy of the letter from DKM addressed to the Securities and Exchange Commission dated January 13, 2015 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of MaloneBailey

For the last two fiscal years and the interim period through January 12, 2015, the date that MaloneBailey was retained as the principal independent accountants of the Registrant:

(1) The Registrant did not consult MaloneBailey regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements;

(2) Neither a written report nor oral advice was provided to the Registrant by MaloneBailey that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Registrant did not consult MaloneBailey regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

      Exhibit No.                     Description

Exhibit No.	Description
16.1	Letter, dated January 13, 2015, from DKM Certified Public Accountants to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DINAMO CORP.

Date: January 13, 2015	By:	/s/ Zhufeng Wang
Name: Zhufeng Wang
Title: President and Chief Executive Officer